Exhibit 10.1

Execution

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 12, 2025, by and among Archer Aviation Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and collectively the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, subject to the conditions set forth herein, and intending to be legally bound hereby, each Investor and the Company acknowledges and agrees as follows:

1.              Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1:

“Affiliate” means a Person who controls, is controlled by or is under common control with the Person referenced as having such Affiliate.

“Business Day” means any day (or any portion of a day), other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law, regulation or governmental order to close in the City of New York, New York.

“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Per Share Purchase Price” equals $10.00, subject to pro rata adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement to provide each Investor with the same pro rata ownership percentage as it had prior to such stock split or similar transaction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Moelis & Company LLC.

“Prospectus” means the prospectus, dated February 11, 2025, contained within the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) that will be filed with the SEC and delivered by the Company to each Investor prior to the Closing.

“Registration Statement” means the effective Registration Statement on Form S-3ASR (File No. 333-284812), as such Registration Statement may be amended and supplemented from time to time, which registers the sale of the Shares to the Investors.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities

Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Investor pursuant to this Agreement.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for Shares purchased hereunder by such Investor as specified below such Investor’s name on the signature page to this Agreement and next to the heading “Subscription Amount,” which shall equal the number of Shares to be purchased and sold hereunder with respect to such Investor multiplied by the Per Share Purchase Price, in United States dollars and in immediately available funds.

“Transaction Documents” means this Agreement, all exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2.              Subscription.

(a)           Subject to the terms and conditions hereof, each Investor hereby irrevocably agrees, severally and not jointly, to purchase from the Company at the Per Share Purchase Price, and the Company hereby irrevocably agrees to issue and sell to each Investor upon payment of the Subscription Amount, the Shares listed on the applicable signature page hereto, free and clear of any liens or other restrictions on transfer, other than restrictions of state or federal securities laws.

(b)           The offering and sale of the Shares is being made pursuant to (i) an effective Registration Statement on Form S-3ASR (File No. 333-284812), as such Registration Statement may be amended and supplemented from time to time, under the Securities Act, filed by the Company with the SEC, including the prospectus contained therein dated February 11, 2025; and (ii) a prospectus supplement complying with Rule 424(b) that will be delivered to each Investor prior to the Closing and will be filed with the SEC.

3.              Closing.

(a)           The closing of the purchase and sale of the Shares contemplated hereby (the “Closing”) shall occur on the first Business Day following the execution and delivery of this Agreement by the Investors and the Company, or such other date as mutually agreed upon in writing (email being sufficient) by the Company and each Investor (the “Closing Date”). The Company shall provide at least one Business Day prior to the Closing Date, written notice to each Investor (the “Closing Notice”) containing wire instructions for the payment of the Subscription Amount, a completed and signed Internal Revenue Service Form W-9 or W-8BEN-E, as applicable, and any other wire “know your client” information as may be reasonably requested by each Investor. At the Closing, each Investor shall deliver to the Company the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. At the Closing and immediately after receiving the Subscription Amount, the Shares shall be released by the Company or its Transfer Agent (as defined below) to each Investor by electronic book-entry at The Depository Trust Company registered to the account of the DTC participant indicated by each respective Investor on its signature page hereto, free and clear of any liens or other restrictions whatsoever (other than those arising from this Agreement and applicable securities laws). Notwithstanding anything in this Agreement to the contrary and as may be agreed to among the Company and the Investor if the Investor informs the Company that (a) it is an investment company registered under the Investment Company Act of 1940, as amended, (b) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (c) that its internal compliance policies and procedures so require it, then (1) prior to the delivery by the Investor of the Subscription Amount, the Company shall deliver to the Investor evidence of the issuance of the Investor’s Shares from Continental Stock Transfer & Trust Company (the “Transfer Agent”) in form and substance reasonably acceptable to the Investor and (2) following receipt of such evidence, such Investor shall deliver the Subscription Amount.

(b)           In the event that the Closing has not occurred on or before the fifth Business Day after the date of this Agreement, any payment by any Investor hereunder will be immediately returned by the Company to the applicable Investor by wire transfer in immediately available funds to the account specified by such Investor and the obligations of the Company, on the one hand, and the Investor, on the other, to effect the Closing shall terminate.

(c)           Prior to or at the Closing, each Investor shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or W-8BEN-E, as applicable.

(d)           Prior to or at the Closing, the Company shall deliver to each Investor a copy of the irrevocable instructions to the Transfer Agent to deliver on an expedited basis via DRS book-entry procedure of DWAC Shares equal to such Investor’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Investor.

4.              Closing Conditions. The obligation of each Investor to consummate the purchase of Shares pursuant to this Agreement is subject to the satisfaction (or valid waiver by such Investor in writing with respect to itself only) of the following conditions that, at the Closing:

(a)           no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(b)           the Company shall have, prior to the Closing Date, prepared and filed a supplemental listing application with the New York Stock Exchange ( “NYSE”) to list the Shares and the NYSE shall have conditionally authorized, subject to official notice of issuance, the listing of the Shares;

(c)           no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose or pursuant to Section 8A of the Securities Act shall be pending or threatened by the SEC;

(d)           the Common Stock (i) shall be designated for quotation or listed (as applicable) on the NYSE and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the NYSE from trading on the NYSE nor shall suspension by the SEC or the NYSE have been threatened, as of the Closing Date, either (A) in writing by the SEC or the NYSE or (2) by falling below the minimum maintenance requirements of the NYSE;

(e)           the Company shall have caused all of the Company’s directors and executive officers to execute lock-up agreements, in a form reasonably acceptable to the Placement Agent, for a lock-up period of 60 days commencing on the date hereof (subject to customary exceptions) and each such lock-up agreement shall be in full force and effect on the Closing Date and shall have been furnished to the Investors;

(f)            the Company shall have furnished all required materials to its Transfer Agent to reflect the issuance of the Shares at the Closing;

(g)           all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties contained in Section 6(a)-(d) and those representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects, or in all respects, as applicable, as of such earlier date), and consummation of the Closing by the Company shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects, or in all respects, as applicable, as of such earlier date);

(h)           the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date;

(i)           the delivery to the Investors of an opinion of Company counsel, in form and substance reasonably acceptable to the Placement Agent;

(j)            the Company shall have delivered to the Investors a certificate, in form and substance reasonably acceptable to the Placement Agent, duly executed by the Company’s secretary and dated as of the Closing Date, certifying (i) all resolutions adopted by the Company in connection with this Agreement, and the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares), (b) that all such resolutions remain in full force and effect, (c) the current versions of the Company’s Certificate of Incorporation and Bylaws (each, as defined below), and (d) the signatures and authorities of persons signing the Transaction Documents and related documents on behalf of the Company;

(k)           the Company shall have delivered to the Investors a certificate, in form and substance reasonably acceptable to the Placement Agent, duly executed by the Company’s Chief Executive Officer or its Interim Chief Financial Officer and dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 4(a), (b), (c), (g) and (m);

(l)           the Company shall have delivered to the Investors the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act); and

(m)          since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

5.              Further Assurances. At and after the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem to be practical and necessary to consummate the transactions contemplated by this Agreement.

6.              Company Representations and Warranties. The Company represents and warrants to the Investors that:

(a)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Prospectus Supplement, together with the documents incorporated by reference therein. In addition, the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction that requires such qualification, whether by reason of the ownership or leasing of property, the conduct of business or otherwise, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           The Shares are duly authorized and, when issued and delivered to each Investor (or its nominee(s) or custodian, as applicable) after full payment thereof in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will be delivered free and clear of any lien or restriction on transfer (other than those provided in this Agreement), and will not have been issued (i) in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or Amended and Restated Bylaws (the “Bylaws”) in effect as of the time the Shares are issued or under Delaware General Corporation Law, or (ii) in violation of applicable law.

(c)           The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became automatically effective on February 11, 2025 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement is effective under the Securities Act and meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. No stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC, and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company will next file with the SEC the Prospectus Supplement in accordance with Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, including the Prospectus Supplement, at the time the Prospectus or any amendment or supplement thereto, including the Prospectus Supplement, were issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company agrees to pay the fees required by the SEC relating to the Shares within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) of the Securities Act and Rule 457(r) of the Securities Act. The Company has not received from the SEC any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

(d)           The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the NYSE under the trading symbol “ACHR.” The Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from the NYSE. The Company (i) has not received any notification that the NYSE is contemplating a delisting of the Common Stock from the NYSE and (ii) is in material compliance with all applicable listing requirements of the NYSE. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company.

(e)           At the time of the filing of the Registration Statement and the Prospectus, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), including (i) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (ii) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of Shares hereby, all as described in Rule 405 of the Securities Act, without taking account of any determination by the SEC pursuant to Rule 405 of the Securities Act that is it not necessary that the Company be considered an “ineligible issuer.”

(f)            The Transaction Documents have been duly authorized, validly executed and delivered by a duly authorized representative of the Company. The signature of the Company on each of the Transaction Documents is genuine, and such signatory has been duly authorized to execute each of the Transaction Documents. Assuming that each applicable Transaction Document is validly executed and delivered by a duly authorized representative of each Investor, such Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally.

(g)           The execution, delivery and performance of this Agreement, including the issuance and sale by the Company of the Shares, are within the corporate powers of the Company, and do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any contract, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Company’s organizational documents, including, without limitation, its Certificate of Incorporation or Bylaws, as may be applicable, or (iii) result in a breach, default or any other violation of any applicable statute or any judgment, order, rule or regulation of any court, other tribunal or any governmental commission, agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties (or that of any of its subsidiaries), except in the case of each of (i) and (iii) any such breach, default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)           As of their respective filing dates, all reports required to be filed by the Company with the SEC since September 17, 2021 (the “SEC Reports”) were filed on a timely basis in compliance with SEC rules and requirements and complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investors via the SEC’s EDGAR system. There are no material outstanding or unresolved comments in comment letters received by the Company (or any affiliate or subsidiary thereof) from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. As of the most recent determination date (as determined pursuant to Rule 405 of the Securities Act), the Company qualifies (as of the Closing Date) as a well-known seasoned issuer.

(i)            The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, and (iii) those required by the NYSE.

(j)            As of the date hereof, the authorized share capital of the Company consists of 1,410,000,000 shares of capital stock, consisting of (i) 1,400,000,000 shares of Class A Common Stock and (ii) 10,000,000 shares of Company’s preferred stock, $0.0001 par value per share (“Preferred Stock”). As of close of business on the date immediately preceding the date hereof, (i) 555,359,020 shares of Class A Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Class A Common Stock are held in the treasury of the Company, (iii) 46,149,577 warrants are issued and outstanding at a weighted-average exercise price of $6.33 per share, and (iv) no shares of Preferred Stock were issued and outstanding. The Company has not issued or agreed to issue any capital stock since its most recently filed periodic report under the Exchange Act, other than (i) 2,425,223 shares of Common Stock issued to certain service providers of the Company as consideration for services provided to the Company and (ii)  the issuance of shares of Common Stock in the ordinary course of business in connection with the exercise of warrants or to service providers pursuant to the Company’s 2019 Equity Incentive Plan, 2021 Amended and Restated Equity Incentive Plan and 2021 Employee Stock Purchase Plan. As of the date hereof, except as set forth above, pursuant to the Transaction Documents or the subscription agreement, dated December 11 2024, by and between the Company and Stellantis N.V. (“Stellantis”), pursuant to which the Company has agreed to issue 751,879 shares of Common Stock to Stellantis subject to approval of the issuance by the Company’s stockholders, and pursuant to the Company’s 2021 Amended and Restated Equity Incentive Plan and 2019 Equity Incentive Plan, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares that have not been or will not be validly waived on or prior to the Closing. All of the outstanding shares of Common Stock are duly authorized and have been validly issued and are fully paid and nonassessable.

(k)           As of the date hereof, the Company has not received any written communication from a governmental or self-regulatory authority that seeks to enjoin the transactions contemplated by the Transaction Documents.

(l)            Other than this Agreement, the Company has not entered into any side letter or similar agreement with any Investor or in connection with any Investor’s direct or indirect investment in the Company.

(m)          As of the date hereof, the issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company (or any controlled affiliate or subsidiary thereof) by the NYSE or the SEC, including with respect to any intention by such entity to deregister such shares of Common Stock or prohibit or terminate the listing of such shares of Common Stock on the NYSE, excluding, for the purposes of clarity, the customary periodic review of certain periodic reports filed by the Company with the SEC. The Company has taken no action that would be reasonably expected to terminate, or lead to the termination or deregistration of such shares of Common Stock under the Exchange Act within a reasonable period after Closing.

(n)           Except as previously and expressly disclosed in the SEC Reports, there is no material (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with, or is in default or violation of, any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have, individually or in the aggregate, (i) a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (ii) a material adverse effect on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(o)           The Company is not under any obligation to pay any broker’s or finder’s fee or commission (or similar fee) in connection with the sale of the Shares, other than to the Placement Agent. The Company is solely responsible for the payment of any fees or commissions of the Placement Agent. None of the Company nor its affiliates or subsidiaries have taken any action which could result in the Investors being required to pay any such fee or commission.

(p)           The Company is not and has not been in the past twelve (12) months an “investment company” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act.

(q)           None of the Company, its subsidiaries nor, to the Company’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the applicable period set forth in Rule 152 promulgated under the Securities Act, made, or will make, any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the sale of the Shares pursuant to this Agreement to be integrated with prior or concurrent offerings by the Company for purposes of any applicable law or regulation. No stockholder approval is required under NYSE rules or regulations in connection with the issuance of the Shares pursuant to this Agreement.

(r)            None of the Company, its subsidiaries, any of their respective officers and directors nor any other person acting in a similar capacity or carrying out a similar function nor, to the Company’s knowledge any of its Affiliates, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Kingdom, the European Union or any individual European Union member state; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). To the extent required by applicable law, the Company also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the United Kingdom, the European Union, or any individual European Union member state to the extent applicable to the Company.

(s)           The financial statements of the Company, as filed with the SEC, including the notes thereto and supporting schedules, fairly present the financial position and results of operations, stockholders’ equity and cash flows of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), applied on a consistent basis throughout the periods covered thereby; and the supporting schedules included therein present fairly the information required to be stated therein. Except as set forth in the financial statements of the Company, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons which would, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(t)            PricewaterhouseCoopers LLP (the “Auditor”), who have audited certain consolidated financial statements of the Company and its subsidiaries, have audited the Company’s internal control over financial reporting and have delivered their report with respect to the audited consolidated financial statements of the Company as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and the related financial statement schedule incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the SEC thereunder and the rules and regulations of the Commission thereunder.

(u)           The Company has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s assets. The Company maintains, and has maintained, books and records of the Company in the ordinary course of business that are accurate and complete and properly reflect the revenues, expenses, assets and liabilities of the Company in all material respects. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(v)           There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(w)          The Company has all approvals, licenses, permits and certificates (the “Material Permits”) that are required for it to own, lease or operate its properties and assets and to conduct its business as currently conducted, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company. Except as is not and would not reasonably be expected to be material to the Company, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company. The Company is, and since the Company’s incorporation has been, in compliance in all material respects with the terms of all the Material Permits. To the Company’s knowledge, no event, circumstance, or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of the Company to be in compliance with the terms of the Material Permits.

(x)            The Company is, and since the Company’s incorporation has been, in compliance in all respects with all Environmental Laws. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company: (i) the Company has not received any written communication or notice or, to the Company’s knowledge, other communication from any governmental authority or any other person regarding any actual, alleged, or potential violation of, or liability under, any Environmental Laws; (ii) there is (and since the Company’s incorporation there has been) no proceeding or order pending or threatened in writing against the Company in respect to any Environmental Laws; and (iii) there has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances. “Environmental Laws” means all laws and orders concerning pollution, protection of the environment, or public or worker health or safety. “Hazardous Substances” means any material, substance or waste that is regulated by, or may give rise to a liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances, radiation, or radon.

(y)           Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate Intellectual Property rights in connection with the conduct of their respective businesses as currently conducted. Except as would not, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, since the Company’s incorporation, neither the conduct of the business of the Company nor any of the Company’s products offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Company nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any of such products infringes, constitutes or results from an unauthorized use or misappropriation of, dilutes or otherwise violates, or has infringed, constituted or resulted from an unauthorized use or misappropriation of, diluted or otherwise violated any Intellectual Property rights of any other person or entity. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened, against the Company or any of its subsidiaries regarding its Intellectual Property rights, except where such claim, action or proceeding is not reasonably likely to result in a Material Adverse Effect. To the Company’s knowledge, since the Company’s incorporation, no person or entity is infringing, misappropriating, misusing, diluting or otherwise violating, or has infringed, misappropriated, misused, diluted or otherwise violated, any Intellectual Property owned by the Company, except as would not, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. Since the Company’s incorporation, the Company has not made any written claim against any person or entity alleging any infringement, misappropriation, dilution or other violation of any such owned Intellectual Property, except any infringement, misappropriation, dilution or other violation of any such owned Intellectual Property as would not, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. “Intellectual Property” means intellectual property rights protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including all (i) patents and patent applications, patent disclosures, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing; (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (iii) copyrights and works of authorship, copyrightable works, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing; (iv) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions (whether patentable or not, and whether or not reduced to practice), ideas, formulae, source code, compositions, processes and techniques, methods, methodologies, algorithms, research and development information, drawings, specifications, architectures, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information; (v) rights in or to software or other technology; and (vi) any other intellectual property rights protectable, arising under or associated with any of the foregoing, including those protected by any law anywhere in the world.

(z)           Since the dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock of the Company (other than the issuance of shares of Common Stock upon exercise of stock options, the vesting of restricted stock units or the issuance of performance shares under, and the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus, the issuance of shares of Common Stock pursuant to any equity incentive plan referenced in the Registration Statement and the Prospectus and the issuance of Shares pursuant to this Agreement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are materially consistent with past practice and are fully disclosed in the SEC Reports), or any material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, except as fully disclosed in the SEC reports; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(aa)         Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and neither the Company nor any of its subsidiaries is aware of any such action taken or to be taken by any Affiliates or agents of the Company.

7.              Investor Representations and Warranties. Each Investor, for itself and for no other Investor, represents and warrants to the Company that:

(a)           The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is purchasing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares (this representation and warranty not limiting such Investor’s right to sell the Shares in compliance with applicable federal and state securities laws). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

(b)           The Investor acknowledges and agrees that the Investor is purchasing the Shares from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor, by or on behalf of the Company and by any control person, officer, director, employee, agents or representative of the Company, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 6 of this Agreement.

(c)           The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including information about the Company, its subsidiaries and their respective businesses. Without limiting the generality of the foregoing, the Investor acknowledges that it has access to the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. However, neither any such inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations, warranties, covenants and agreements contained in this Agreement.

(d)           The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer and is able to sustain a complete loss on its investment in the Shares. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither the Company, nor any of its advisors or representatives, has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Agreement.

(e)           Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

(f)            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(g)           The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

(h)           The execution, delivery and performance by the Investor of this Agreement is within the corporate powers of the Investor, has been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents. The signature of the Investor on this Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Agreement has been validly executed and delivered by a duly authorized representative of the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally.

(i)            Neither the Investor nor any of its officers or directors or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on a Sanctions List; (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to comprehensive sanctions by the United States, the United Kingdom, the European Union or any individual European Union member state; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R Part 515; or (v) a Prohibited Investor. To the extent required by applicable law, the Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the United Kingdom, the European Union, or any individual European Union member state to the extent applicable to the Investor. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(j)            The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(k)           On the Closing Date, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Agreement.

(l)            The Investor further acknowledges that the Investor has not relied upon the Placement Agent in connection with the Investor’s due diligence review of the offering of the Shares and the Company. The Investor acknowledges and agrees that (i) it has been informed that the Placement Agent is acting solely as placement agent in connection with the transactions contemplated by this Agreement (the “Transaction”) and is not acting as an underwriter or in any other capacity in connection with the Transaction and is not and shall not be construed as a fiduciary for the Investor in connection with the Transaction, (ii) it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referenced herein, (iii) it has not relied on any investigation that the Placement Agent, any of its Affiliates or any other person acting on their behalf has conducted with respect to the Shares or the Company or any information contained in any research reports prepared by the Placement Agent or any of its Affiliates, (iv) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice, including without limitation financial advice, or recommendation in connection with the Transaction, in each case, to the Investor, (v) the Placement Agent has not solicited any action from the Investor with respect to the offer and sale of the Shares, (vi) the Placement Agent will have no responsibility to the Investor with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, condition (financial and otherwise), management, operations, properties or prospects of the Company or the Transaction, (vii) certain members of the Placement Agent’s executive management and other employees of the Placement Agent are holders of Common Stock and (viii) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the Transaction.

(m)          No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares.

(n)           The Investor acknowledges that none of the Placement Agent, nor any of its respective Affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to the Company or any of their subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company, and do not intend to make any representation or warranty with respect to the Company, the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company.

(o)           The Investor acknowledges that (i) the Placement Agent may have acquired, or may acquire, nonpublic information with respect to the Company that is not known to the Investor and that may be material to a decision to enter into this transaction to purchase Shares (“Excluded Information”), and (ii) the Investor has determined to enter into the transaction to purchase the Shares notwithstanding its lack of knowledge of the Excluded Information.

8.              Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity (including a “group” within the meaning of Section 13(d)(3) of the Exchange Act), and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor confirms that it has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The use of a single agreement to effectuate the purchase and sale of the Shares contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any of the Investors. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors and no Investor has responsibility or liability for the actions or inactions of any other Investor.

9.              Miscellaneous.

(a)           Neither this Agreement nor any rights that may accrue to the Investors hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned to another person other than (i) an assignment by any Investor of its rights, benefits and obligations hereunder to (A) any fund or other entity or account managed by the same investment manager or investment advisor as such Investor or an Affiliate thereof or (B) any Affiliate of such Investor, in each case, without prior written consent of the Company, or (ii) with the prior written consent of Company, provided that, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executes a joinder to this Agreement or a separate agreement in substantially the same form as this Agreement, including with respect to the Subscription Amount and other terms and conditions, provided that, in the case of any such transfer or assignment made without the prior written consent of the Company, as applicable, the applicable Investor shall remain bound by its obligations under this Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Agreement nor any rights that may accrue to the Company hereunder or any of the Company’s obligations may be transferred or assigned without the prior written consent of each Investor.

(b)           Each Investor acknowledges that the Company may file a form of this Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of the Company.

(c)           Each Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations, and warranties of such Investor contained in this Agreement. The Company acknowledges that the Investors will rely on the acknowledgments, understandings, agreements, representations, and warranties of the Company contained in this Agreement. Each Investor and the Company acknowledges and agrees that the Placement Agent is a third-party beneficiary hereof and no consent, waiver, modification or amendment hereunder or hereof may be given or agreed to by the Investors or the Company without the Placement Agent’s consent. Prior to the Closing, the Company agrees to promptly notify each Investor and the Placement Agent if any of the acknowledgements, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgements, understandings, agreements, representations and warranties qualified by materiality, in which case the Company shall notify each Investor and the Placement Agent if they are no longer accurate in any respect). Prior to the Closing, each Investor agrees to promptly notify the Company and the Placement Agent if any of the acknowledgements, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgements, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Company and the Placement Agent if they are no longer accurate in any respect). Each Investor acknowledges and agrees that each purchase by the Investor of Shares from the Company will constitute a reaffirmation of the acknowledgements, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d)           The Company, the Investors and the Placement Agent are each entitled to rely upon this Agreement and each is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)           Other than consummating the transactions contemplated hereunder, the Investors have not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly, executed, any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Investor was first informed by the Company or Placement Agent regarding the transactions contemplated hereby and ending upon the public announcement by the Company of the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers who were provided information regarding the transactions hereunder, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

(f)            This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the Company and Investors which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder (or, prior to the Closing, the Company and each Investor) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts an Investor (or group of Investors), the consent of such disproportionately impacted Investor (or group of Investors) shall also be required. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)           This Agreement (including the schedule hereto) and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter of said agreements, and said agreements supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter thereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and permitted assigns.

(h)           Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)            If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect, provided that each party hereto intends that such invalid, illegal or unenforceable provision will be construed (or otherwise reformed) by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

(j)            This Agreement may be executed using manual or electronic signature, in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. “ELECTRONIC SIGNATURE” MEANS (A) THE SIGNING PARTY’S MANUAL SIGNATURE, CONVERTED BY THE SIGNING PARTY TO FACSIMILE OR INDUSTRY-ACCEPTED DIGITAL FORM (SUCH AS A .PDF FILE) AND RECEIVED FROM THE SIGNING PARTY’S CUSTOMARY EMAIL ADDRESS, CUSTOMARY FACSIMILE NUMBER, OR OTHER MUTUALLY AGREED-UPON AUTHENTICATED SOURCE; OR (B) THE SIGNING PARTY’S DIGITAL SIGNATURE EXECUTED USING A MUTUALLY AGREED-UPON DIGITAL SIGNATURE SERVICE PROVIDER, SUCH AS DOCUSIGN OR ADOBE SIGN, AND DIGITAL SIGNATURE PROCESS EACH PARTY TO THIS AGREEMENT (I) AGREES THAT IT WILL BE BOUND BY ITS OWN ELECTRONIC SIGNATURE, (II) ACCEPTS THE ELECTRONIC SIGNATURE OF EACH OTHER PARTY TO THIS AGREEMENT, AND (III) AGREES THAT SUCH ELECTRONIC SIGNATURES SHALL BE THE LEGAL EQUIVALENT OF MANUAL SIGNATURES.

(k)           The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance or an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)            All of the representations and warranties contained in this Agreement shall survive for a period of three years after the Closing Date. All of the covenants and agreements made by each party hereto in this Agreement shall survive the Closing.

(m)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

(n)          ALL LEGAL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ANY DELAWARE CHANCERY COURT AND THE APPELLATE COURTS THEREFROM; PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE DELAWARE CHANCERY COURT OR AN APPLICABLE APPELLATE COURT, THEN ANY SUCH LEGAL ACTION MAY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT. THE PARTIES HERETO HEREBY (A)      IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS FOR THEMSELVES AND WITH RESPECT TO THEIR RESPECTIVE PROPERTIES FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO, AND (B) AGREE NOT TO COMMENCE ANY ACTION RELATING THERETO EXCEPT IN THE COURTS DESCRIBED ABOVE IN DELAWARE, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED HEREIN. EACH OF THE PARTIES FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, (A) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS IN DELAWARE AS DESCRIBED HEREIN FOR ANY REASON, (B)      THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (C) THAT (I) THE ACTION IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH ACTION IS IMPROPER OR (III) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(o)           Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company an applicable Investor, through, and including the time immediately prior to the Closing (the “Pre-Settlement Period”), such Investor sells to any Person all, or any portion, of the Shares to be issued hereunder to such Investor at the Closing (collectively, the “Pre-Settlement Shares”), such Investor shall, automatically hereunder (without any additional required actions by such Investor or the Company), be deemed to be unconditionally bound to purchase, and the Company shall be deemed unconditionally bound to sell, such Pre-Settlement Shares to such Investor at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Shares to such Investor prior to the Company’s receipt of the purchase price of such Pre-Settlement Shares hereunder; and provided further that the Company hereby acknowledges and agrees that the forgoing shall not constitute a representation or covenant by such Investor as to whether or not during the Pre-Settlement Period such Purchaser shall sell any Shares to any Person and that any such decision to sell any Shares by such Investor shall solely be made at the time such Investor elects to effect any such sale, if any.

10.            Non-Reliance and Exculpation. Each of the Investors and the Company acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation or any control person, officer, director, employee, partner, agent or representative of the Company, the Placement Agent or any Investor, as applicable, other than (i) with respect to each Investor, the representations and warranties of the Company expressly contained in Section 6 of this Agreement and any representations made by the Company in the certificates delivered to the Investors pursuant to Section 4(j) and Section 4(k) of this Agreement, and (ii) with respect to the Company the representations and warranties of each Investor expressly contained in Section 7 of this Agreement. For purposes of this Agreement, each of the Investors and the Company acknowledges and agrees that neither party shall be liable to the other party or to any of its respective Affiliates for any other statement, representation, or warranty. Each Investor acknowledges and agrees that none of (a) any other Investor pursuant to this Agreement (including the Investor’s respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (b) except in the case of the Placement Agent’s intentional fraud, the Placement Agent, its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of the foregoing shall have any liability to any Investor pursuant to, arising out of or relating to this Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements, or omissions with respect to any information or materials of any kind furnished by the Company, the Placement Agent or any Non-Party Affiliate concerning the Company, the Placement Agents, any of their controlled Affiliates, this Agreement or the transactions contemplated hereby. For purposes of this Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Company, any Placement Agent or any of the Company’s or any Placement Agent’s controlled Affiliates or any family member of the foregoing.

11.            Subsequent Equity Sales. From the date of this Agreement until sixty (60) days after the Closing Date, the Company shall not (A) issue any Equity Interests or securities convertible or exchangeable or exercisable for Equity Interests. Notwithstanding the foregoing, the provisions of this Section 11 shall not apply to (i) the issuance of shares of Common Stock pursuant to this Agreement; (ii) the issuance of shares of Common Stock to Stellantis pursuant to that certain Subscription Agreement, dated December 11, 2024, between the Company and Stellantis; (iii) the issuance of shares of Equity Interests or securities convertible or exchangeable or exercisable for Equity Interests in connection with the provision of goods or services from business partners, suppliers or third-party service providers; (iv) the issuance of shares of Common Stock in connection with the Company’s planned contract manufacturing agreement with Stellantis or its Affiliates; (v) the issuance of shares of Common Stock pursuant to one or more “at the market” offerings; (vi) the sale or issuance or entry into an agreement to sell or issue Equity Interests or any securities convertible or exchangeable or exercisable for Equity Interests in connection with one or more mergers, acquisitions of securities, businesses, property or assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions or alliances, (vii) the issuance of Equity Interests upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (viii) below provided that such conversion, exercise or vesting is effected pursuant to the terms of such securities as in effect on the date of this Agreement and without giving effect to any amendments or adjustments thereto after the date hereof; or (viii) the issuance of any Equity Interests or securities convertible or exchangeable or exercisable for Equity Interests pursuant to any Company stock-based compensation plans.

12.            Press Releases. The Company shall, no later than 9:00 a.m. (New York time) on the Business Day immediately following the date of this Agreement (or such earlier time as the parties agree to issue a press release), issue a press release (the “Disclosure Document”) disclosing the material terms of the transactions contemplated hereby and any other material, non-public information that the Company has provided to the Investors at any time prior to the filing of such press release. The Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, within the time required by the Exchange Act. The determination as to what information provided to the Investors is considered material-nonpublic information shall be made in the Company’s sole discretion. From and after the disclosure of the Disclosure Document, the Investors and their respective Affiliates and their respective directors, officers, employees, agents or representatives shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, or to the knowledge of the Company, any of its employees, agents or representatives, and the Investors shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agent, or any of their Affiliates in connection with the Transaction. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its Affiliates or advisers, or include the name of any Investor or any of its Affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 12, in which case for clauses (i)-(iii), the Company shall provide such Investor with prior written notice of such disclosure permitted under hereunder. In no event shall such disclosure indicate that the Investor is an underwriter of the Shares.

13.            Stock Splits, etc. If any change in the shares of the Company’s common stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Shares issued to the Investors and the Subscription Amount and the per-share purchase price of the Shares shall be appropriately adjusted to reflect such change and the Investor’s pro rata ownership after such transaction shall be the same as prior to the transaction.

14.            Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person or by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery); (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail; or (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

If to the Investors, to such address or addresses set forth on the applicable signature page hereto.

If to the Company, to:

Archer Aviation Inc.

190 West Tasman Drive
San Jose, CA 95134

Attention: General Counsel
Email:

with copies (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention:

Email:

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:
Date: _______________, 2025

Name in which Shares to be registered (if different):

Investor’s EIN:

Business Address:	Mailing Address (if different):

Email Address:

Number of Shares subscribed for: [●] shares of Common Stock

Subscription Amount: $[●]

Per Share Purchase Price: $[●]

DTC Participant Information:

Broker DTCC Number: [●]

Broker Name: [●]

Purchaser Account Name: [●]

Purchaser Account Number: [●]

The exact name on your brokerage account and account number are required for your broker to pull the shares via a DWAC.  Please ensure this information is accurate.  Any deviations may delay delivery of your Shares.

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date set forth below.

ARCHER AVIATION INC.

By:	/s/ Adam Goldstein
Name: Adam Goldstein
Title: Chief Executive Officer
Date: June 12, 2025

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

This page should be completed by the Investor
and constitutes a part of the Securities Purchase Agreement